UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No:  )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INFLECTION POINT ACQUISITION CORP. II

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Explanatory Note

This proxy statement supplement (this “Supplement”) should be read together with the definitive proxy statement of Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (the “Company” or “Inflection Point”), filed with the Securities and Exchange Commission on October 7, 2024 (the “Proxy Statement”) in connection with the Company’s extraordinary general meeting in lieu of an annual general meeting (the “Extraordinary General Meeting”) originally scheduled to be held on November 11, 2024 at 11:00 a.m., Eastern Standard Time, at the offices of White & Case LLP, the Company’s legal counsel, at 1221 Avenue of the Americas, New York, NY 10020, and virtually via live webcast.

The purpose of this Supplement is to announce the postponement of the date of the Extraordinary General Meeting to November 18, 2024 at 11:00 a.m., Eastern Standard Time, at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, NY 10020, and virtually via live webcast. Any proxies received from shareholders to date will be deemed to be valid for the purposes of the meeting as postponed to November 18, 2024.

Except as specifically amended or supplemented by the information contained herein, this Supplement does not change the Record Date of the Extraordinary General Meeting, the proposals to be acted on at the Extraordinary General Meeting or the recommendation of the board of directors of the Company with respect to any proposals and all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized but undefined terms used herein shall have the meaning given them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement, and other than the revision described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

Postponement of the Extraordinary General Meeting

The Company has postponed the Extraordinary General Meeting originally scheduled for November 11, 2024 at 11:00 a.m., Eastern Standard Time to November 18, 2024 at 11:00 a.m., Eastern Standard Time. As a result of this postponement, the Extraordinary General Meeting will now be held at 11:00 a.m., Eastern Standard Time on November 18, 2024 at the offices of White & Case LLP, at 1221 Avenue of the Americas, New York, NY 10020 and virtually via live webcast at https://www.cstproxy.com/inflectionpointacquisitionii/2024. You can listen to the meeting using the following dial-in information. This is a listen-only option, and you will not be able to vote or enter questions during the meeting:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 9131236#

As a result of the postponement of the Extraordinary General Meeting, votes submitted by mail must be received by 5:00 p.m. Eastern Standard Time, on November 11, 2024. In addition, the deadline for public shareholders to exercise their redemption rights is extended to 5:00 p.m., Eastern Standard Time, on November 15, 2024 (one business day before the date of the Extraordinary General Meeting).

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i) (a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m. Eastern Standard Time, on November 15, 2024 (one business day prior to the initial scheduled date of the Extraordinary General Meeting), (a) submit a written request, including the name, phone number, and address of the beneficial owner of the shares for which redemption is requested, to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: SPAC Redemption Team (e-mail: spacredemptions@continentalstock.com), that the Company redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Extension Proposal, or vote at all, and regardless of whether they held Public Shares on the Record Date.

If you hold your shares through a bank or broker, you must ensure your bank or broker complies with the requirements identified herein, including submitting a written request that your shares be redeemed for cash to the transfer agent and delivering your shares to the transfer agent prior to 5:00 p.m. Eastern Standard Time on November 15, 2024 (one business day prior to the initial scheduled date of the Extraordinary General Meeting). You will only be entitled to receive cash in connection with a redemption of Public Shares if you continue to hold them until the effective date of the Extension.

A physical share certificate will not be needed if your Public Shares are delivered to the Company’s transfer agent electronically. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and the Company’s transfer agent will need to act to facilitate the request. It is the Company’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because the Company does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their Public Shares.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with the Company’s consent, until the Extension is implemented. If you delivered your Public Shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the Public Shares (physically or electronically). Such requests may be made by contacting the transfer agent at the phone number or address listed under the question “Who can help answer my questions?” in the Proxy Statement.

Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their Public Shares in “street name” are required to, prior to 5:00 p.m. Eastern Standard Time, on November 15, 2024 (one business day prior to the initial scheduled date of the Extraordinary General Meeting), either tender their certificates to the transfer agent or deliver their shares to the transfer agent electronically using the DTC’s DWAC system, at such shareholder’s option. The requirement for physical or electronic delivery prior to the Extraordinary General Meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the Extension is implemented.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming shareholder.

2